UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported):                                                 October 8, 2009

              REGAL BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  200 State Street, Beloit, Wisconsin 53511
(Address of principal executive offices, including zip code)

           (608) 364-8800
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition.

On October 8, 2009, Regal Beloit Corporation (the “Company”) issued a news release reporting updated financial guidance for the fiscal third quarter ended September 26, 2009.  The Company reported that revenue is expected to decline approximately 25% as compared to the third quarter of 2008, which is consistent with prior financial guidance. Fully diluted earnings per share, however, are expected to be in the range of $.80 to $.85, which is an increase from the prior expected range of $.60 to $.68.  A copy of the Company’s news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

1.	Not applicable.

2.	Not applicable.

3.	Not applicable.

4.	Exhibits. The following exhibit is being furnished herewith:

(99.1)	News Release of Regal Beloit Corporation, dated October 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                   REGAL BELOIT CORPORATION

Date:  October 13, 2009                                                                                         By: /s/ Paul J. Jones
                                   Paul J. Jones
                      Vice President, General Counsel and Secretary

REGAL BELOIT CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated October 8, 2009

Exhibit
Number

(99.1)	News Release of Regal Beloit Corporation, dated October 8, 2009.